                                   EXHIBIT 99

                       SEC GUIDE 3 FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

LOANS
--------------------------------------------------------------------------------
The following table sets forth the composition of Vista's loan portfolio as of the dates indicated:

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                            -----------------------------------------------------
       AMOUNTS IN THOUSANDS                                 2000        1999         1998      1997       1996
       --------------------                                 ----        ----         ----      ----       ----
       Commercial, financial, agricultural
              and lease financing                          $212,158    $174,334    $136,449    $98,813   $78,250
       Real estate - construction loans                       3,503         819         558        614     1,043
       Real estate - mortgage loans                         127,241     129,725     136,980    131,882   139,569
       Consumer loans                                       108,495     106,000      95,539     86,180    80,702
       ----------------------------------                  --------    --------    --------   --------  --------
                            Total loans                    $451,397    $410,878    $369,526   $317,489  $299,564
       ==================================                  ========    ========    ========   ========  ========


The following table presents the percentage distribution of loans by category as of the dates indicated:

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                            ----------------------------------------------------------
                                                               2000          1999        1998       1997         1996
       ---------------------------------------                 ----          ----        ----       ----         ----
       Commercial, financial, agricultural
              and lease financing                             47.00%        42.43%      36.93%     31.12%       26.12%
       Real estate - construction loans                        0.78%         0.20%       0.15%      0.19%        0.35%
       Real estate - mortgage loans                           28.18%        31.57%      37.07%     41.54%       46.59%
       Consumer loans                                         24.04%        25.80%      25.85%     27.15%       26.94%
       ---------------------------------------               ------        ------      ------     ------       ------
                            Total loans                      100.00%       100.00%     100.00%    100.00%      100.00%
       =======================================               ======        ======      ======     ======       ======



The following table shows the maturity of loans in the specified categories of Vista's loan portfolio at December 31, 2000, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:


                                                                                       DECEMBER 31, 2000
                                                            ---------------------------------------------------------------
                                                                              MATURING
                                                           MATURING            AFTER
                                                            IN ONE            ONE YEAR          MATURING
                                                             YEAR             THROUGH            AFTER
       AMOUNTS IN THOUSANDS                                OR LESS           FIVE YEARS         FIVE YEARS          TOTAL
       -------------------------------------------------    -------           --------           -------           --------
       Types of loans:
              Commercial, financial, agricultural loans
                     and lease financing                    $84,951           $103,727           $23,480           $212,158
              Real estate - construction loans                2,265                  0             1,238              3,503
       -------------------------------------------------    -------           --------           -------           --------
                            Total                           $87,216           $103,727           $24,718           $215,661
       =================================================    =======           ========           =======           ========

       Amount of such loans with:
              Predetermined fixed rates                      $5,017            $13,393           $19,180            $37,590
              Floating or adjustable rates                   82,199             90,334             5,538            178,071
       -------------------------------------------------    -------           --------           -------           --------
                            Total                           $87,216           $103,727           $24,718           $215,661
       =================================================    =======           ========           =======           ========

SELECTED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS
--------------------------------------------------------------------------------

The following table presents a summary of Vista's nonaccrual, restructured and past due loans as of the dates indicated:


                                                                                For The Years Ended December 31,
                                                                         ------------------------------------------
Amounts in Thousands                                                       2000     1999     1998     1997     1996
----------------------------------------------------------------------   ------   ------   ------   ------   ------
Nonaccrual, Restructured and Past Due Loans:
       Nonaccrual loans (1)                                              $3,369   $2,672   $1,930   $2,915   $3,177
       Restructured loans on accrual status                                 465      580      495      299      207
       Accrual loans past due 90 days or more                                11       19      160       78      224
----------------------------------------------------------------------   ------   ------   ------   ------   ------
                     Total nonaccrual, restructured and past due loans   $3,845   $3,271   $2,585   $3,292   $3,608
======================================================================   ======   ======   ======   ======   ======

Other real estate                                                        $  704   $  553   $1,112   $1,359   $1,280
======================================================================   ======   ======   ======   ======   ======
Interest income that would have been recorded
       under original terms                                              $  362   $  225   $  170   $  255   $  239
======================================================================   ======   ======   ======   ======   ======
Interest income recorded during the period                               $  264   $  141   $   81   $   62   $  153
======================================================================   ======   ======   ======   ======   ======

----------
       (1)  Includes nonaccrual restructured loans.

DEPOSITS

The following table presents average deposits by type and the average interest rates paid as of the dates indicated:

                                                                               For The Years Ended December 31,
                                                           ----------------------------------------------------------------------
                                                                  2000                        1999                   1998
                                                           -----------------           ------------------      ------------------
                                                           Average   Average           Average    Average      Average    Average
       Amounts in Thousands (Except Percentages)           Balance     Rate            Balance      Rate       Balance      Rate
       ----------------------------------------            -------   -------           -------    -------      -------    -------
       Noninterest-bearing demand                           $65,689     0.00%           $63,231      0.00%      $55,241      0.00%
       Interest-bearing demand                               94,636     1.80%            85,524      1.86%       79,060      2.14%
       Savings                                              135,988     3.00%           140,498      3.01%      128,465      3.05%
       Time:
              Certificates less than $100,000               228,425     5.64%           207,138      5.16%      196,919      5.43%
              Certificates $100,000 and over                 55,669     5.95%            48,482      4.89%       42,095      5.56%
       ----------------------------------------            --------     ----           --------      ----      --------      ----
                            Total deposits                 $580,407     3.79%          $544,873      3.46%     $501,780      3.72%
       ========================================            ========     ====           ========      ====      ========      ====



A maturity schedule of Certificates $100,000 and over follows:             Balances at Year Ended, December 31,
                                                                        -----------------------------------------
       Amounts in Thousands                                             2000              1999               1998
       --------------------                                             ----              ----               ----
       3 months or less                                              $ 13,225         $  17,797          $  15,997
       3 through 6 months                                              14,338            11,583              9,340
       6 through 12 months                                             26,624            14,387             10,075
       Over one year                                                    3,973             7,337              6,208
       ------------------------------------------------------        --------         ---------          ---------
              Total Certificates $100,000 and over                   $ 58,160         $  51,104          $  41,620

BORROWED FUNDS

The following table presents summarized information relating to borrowed funds as of the dates indicated:

                                                                                        For The Years Ended December 31,
                                                                                   ------------------------------------------

       Amounts in Thousands (Except Percentages)                                    2000               1999             1998
       ------------------------------------------------                            -------            -------         -------
       Balance at end of period                                                    $35,323            $30,835         $16,963
       Weighted average interest rate at end of period                                5.54%              4.74%           3.95%
       Maximum amount outstanding
              at any month-end during the period                                   $40,915            $37,213         $20,902
       Average amount outstanding during the period                                $38,362            $24,392         $13,672
       Weighted average interest rate during the period                               5.31%              4.19%           4.30%
                                                                                   =======            =======         =======

SELECTED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

ALLOWANCE FOR LOAN LOSSES
--------------------------------------------------------------------------------

The following table presents a summary of Vista's loan loss experience as of the dates indicated:

                                                                    For The Years Ended December 31,
                                                          ----------------------------------------------------
Amounts in Thousands                                        2000       1999       1998       1997       1996
--------------------------------------------------------  --------   --------   --------   --------   --------
Loans outstanding at end of period                        $451,397   $410,878   $369,526   $317,489   $299,564
========================================================  ========   ========   ========   ========   ========

Average loans outstanding during the period               $440,673   $389,930   $342,676   $312,696   $281,518
========================================================  ========   ========   ========   ========   ========

Allowance for loan losses:
       Balance, beginning of period                       $  5,266   $  4,524   $  4,148   $  3,903   $  3,932


       Loans charged off:
              Commercial, financial, agricultural loans
                     and lease financing                       156        158        115        139        194
              Real estate - construction loans                   0          0          0         --         --
              Real estate - mortgage loans                      39         23        181        110         25
              Consumer loans                                   258        201        243        487        260
--------------------------------------------------------  --------   --------   --------   --------   --------
                    Total loans charged off                    453        382        539        736        479

  Recoveries:
              Commercial, financial, agricultural loans
                   and lease financing                          37         19         30          1         32
              Real estate - construction loans                   0          0         --         --         --
              Real estate - mortgage loans                       1         14         65        109          5
              Consumer loans                                    52         43         40         41         33
--------------------------------------------------------  --------   --------   --------   --------   --------
                   Total recoveries                             90         76        135        151         70

--------------------------------------------------------  --------   --------   --------   --------   --------
                   Net loans charged off                       363        306        404        585        409

       Provision for loan losses                             1,263      1,048        780        830        380
--------------------------------------------------------  --------   --------   --------   --------   --------

       Balance, end of period                             $  6,166   $  5,266   $  4,524   $  4,148   $  3,903
========================================================  ========   ========   ========   ========   ========
Net loans charged off during the period as
       a percent of average loans outstanding
       during the period                                      0.08%      0.08%      0.12%      0.19%      0.15%
========================================================  ========   ========   ========   ========   ========


The following table presents an allocation of Vista's allowance for loan losses as to indicated categories as of the dates indicated:


                                                   For The Years Ended December 31,
                                                --------------------------------------
Amounts in Thousands                             2000    1999    1998    1997    1996
------------------------------------------      ------  ------  ------  ------  ------
Commercial, financial, agricultural loans
       and lease financing                      $4,106  $3,276  $2,908  $1,972  $1,949
Real estate - construction loans                   --       --      --      --      --
Real estate - mortgage loans                       752     525     530     515     520
Consumer loans                                   1,038     889     789     706     664
Unallocated                                        270     576     297     955     770
------------------------------------------      ------  ------  ------  ------  ------
       Total allowance for loan losses          $6,166  $5,266  $4,524  $4,148  $3,903
==========================================      ======  ======  ======  ======  ======

The following table presents the percentage distribution of Vista's allowance for loan losses by category:


                                                             For The Years Ended December 31,
                                                  ------------------------------------------------
Amounts in Thousands                              2000       1999       1998       1997       1996
------------------------------------------        ------    ------     ------     ------    ------

Commercial, financial, agricultural loans
       and lease financing                       66.59%     62.21%     64.28%     47.54%     49.94%
Real estate - construction loans                  0.00%      0.00%      0.00%      0.00%      0.00%
Real estate - mortgage loans                     12.20%      9.97%     11.72%     12.42%     13.32%
Consumer loans                                   16.83%     16.88%     17.44%     17.02%     17.01%
Unallocated                                       4.38%     10.94%      6.56%     23.02%     19.73%
------------------------------------------      ------     ------     ------     ------     ------
       Total allowance for loan losses          100.00%    100.00%    100.00%    100.00%    100.00%
==========================================      ======     ======     ======     ======     ======

SELECTED CONSOLIDATED FINANCIAL DATA
--------------------------------------------------------------------------------

SECURITIES AVAILABLE FOR SALE
--------------------------------------------------------------------------------

The following tables present the maturities and the weighted average yields on a tax-equivalent basis for Vista's securities portfolio:

                                                                        For The Year Ended December 31, 2000
                                             ---------------------------------------------------------------------------------------
                                                                      After one but        After five but
                                               Within one year      within five years      within ten years      After ten years
                                             -----------------      -----------------      ----------------      ---------------
Amounts in Thousands
(Except Percentages)                            Amount   Yield        Amount   Yield       Amount     Yield      Amount      Yield
-----------------------------------------    ---------   -----        ------   -----       ------     -----      ------      -----
U.S. Treasury                                  $ 3,007   5.62%      $ 5,129    5.90%      $     -         -     $     -       $  -
U.S. Government agencies and corporations          979   7.00%        7,529    6.34%       13,520      6.61%    100,532       6.88%
State and other political subdivisions           1,180   6.06%        3,370    6.41%        3,707      6.93%     28,770       6.75%
Other                                              749   6.16%       11,808    6.38%        4,473      6.50%      7,046       8.24%
-----------------------------------------    ---------   -----      -------    -----      -------      -----    -------       ------
                         Total securities      $ 5,915   6.00%     $ 27,836    6.28%     $ 21,700      6.64%   $136,348       6.92%
=========================================    =========   =====     ========    =====     ========      =====   ========       =====

                                           For The Year Ended December 31, 2000
                                           ------------------------------------
                                             No maturity             Total
                                            ------------        ---------------
Amounts in Thousands
(Except Percentages)                         Amount   Yield     Amount    Yield
-----------------------------------------   -------   ------   -------    ------
U.S. Treasury                                    -        -    $ 8,136    5.80%
U.S. Government agencies and corporations        -        -    122,560    6.82%
State and other political subdivisions           -        -     37,027    6.72%
Other                                        3,426     6.14%    27,502    6.84%
-----------------------------------------   ------    ------ ---------    ------
                         Total securities   $3,426     6.14% $ 195,225    6.76%
=========================================   ======    ====== =========    =====

                                                                       For The Year Ended December 31, 1999
                                            ----------------------------------------------------------------------------------------
                                                                     After one but        After five but
                                              Within one year      within five years      within ten years      After ten years
                                            -----------------      -----------------      ----------------      ---------------
Amounts in Thousands
(Except Percentages)                           Amount    Yield        Amount   Yield       Amount     Yield      Amount      Yield
-----------------------------------------    ---------   -----        ------   -----       ------     -----      ------      -----
U.S. Treasury                                  $ 1,998   5.86%       $ 8,000   5.62%       $    -         -      $    -          -
U.S. Government agencies and corporations        2,993   5.74%         4,802   5.56%       20,501     6.68%      99,411       6.80%
State and other political subdivisions           3,093   5.99%         5,862   6.93%        3,270     7.37%      27,617       7.23%
Other                                            2,770   6.55%         8,223   6.03%        5,213     6.84%       4,524       7.00%
-----------------------------------------    ---------   -----      -------    -----      -------      -----    -------       ------
                         Total securities     $ 10,854   6.04%      $ 26,887   6.02%     $ 28,984     6.79%   $ 131,552       6.90%
-----------------------------------------    ---------   -----      -------    -----      -------      -----    -------       ------


                                           For The Year Ended December 31, 1999
                                           ------------------------------------
                                             No maturity             Total
                                            ------------        ---------------
Amounts in Thousands
(Except Percentages)                        Amount    Yield     Amount    Yield
-----------------------------------------   ------    -----    -------    ------
U.S. Treasury                               $    -       -     $ 9,998    5.67%
U.S. Government agencies and corporations        -       -     127,707    6.71%
State and other political subdivisions           -       -      39,842    7.10%
Other                                        3,998    6.19%     24,728    6.46%
-----------------------------------------   -----------------------------------
                         Total securities   $3,998    6.19%  $ 202,275    6.70%
=========================================   ======    =====  =========    =====









                                                                       For The Year Ended December 31, 1998
                                            ----------------------------------------------------------------------------------------
                                                                     After one but        After five but
                                              Within one year      within five years      within ten years      After ten years
                                            -----------------      -----------------      ----------------      ---------------
Amounts in Thousands
(Except Percentages)                           Amount    Yield        Amount   Yield       Amount     Yield      Amount      Yield
-----------------------------------------    ---------   -----        ------   -----       ------     -----      ------      -----
U.S. Treasury                                $  6,049    6.24%        $8,229   5.75%      $     -         -      $    -          -
U.S. Government agencies and corporations       1,001    6.12%        10,933   5.87%       15,530     6.41%      86,465      6.33%
State and other political subdivisions            722    5.15%         5,944   6.41%        2,900     6.87%      26,720      6.92%
Other                                           2,330    6.91%         4,310   6.45%        1,871     6.19%       3,318      7.37%
-----------------------------------------    ---------   -----      -------    -----      -------      -----    -------      -----
                         Total securities    $ 10,102    6.30%       $29,416   6.03%      $20,301     6.46%    $116,503      6.49%
-----------------------------------------    ---------   -----      -------    -----      -------      -----    -------      -----


                                           For The Year Ended December 31, 1998
                                           ------------------------------------
                                             No maturity             Total
                                            ------------        ---------------
Amounts in Thousands
(Except Percentages)                        Amount    Yield     Amount    Yield
-----------------------------------------   ------    -----    -------    ------
U.S. Treasury                               $    -       -     $14,278    5.96%
U.S. Government agencies and corporations        -       -     113,929    6.29%
State and other political subdivisions           -       -      36,286    6.80%
Other                                        3,841    6.38%     15,670    6.66%
-----------------------------------------   -----------------------------------
                         Total securities   $3,841    6.38%  $ 180,163    6.40%
=========================================   ======    =====  =========    =====


Note: At December 31, 2000, 1999 and 1998, all securities were classified as available for sale.

       The above table groups mortgage-backed securities by category of issuer (see Note 3 to the Consolidated Financial Statements in our Annual Report for more information.)